INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PATRIOT NATIONAL BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PATRIOT NATIONAL BANCORP, INC.
900 Bedford Street
Stamford, Connecticut 06901
__________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

To Be Held on June 15, 2005
__________

Notice is hereby given that the Annual Meeting of Shareholders of Patriot National Bancorp, Inc. ("Bancorp") will be held at The Hyatt Regency, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 at 9:00 a.m. on Wednesday, June 15, 2005 for the following purposes:

(1) To elect nine directors for the ensuing year;

(2) To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as independent auditor for the year ending December 31, 2005; and

(3) To transact such other business as may be properly brought before the Annual Meeting.

The close of business on April 28, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

Whether or not you expect to be present at the meeting, please mark, date, sign and return the enclosed form of proxy in the stamped and addressed envelope provided. No postage is required.

By Order of the Board of Directors

Angelo De Caro

Chairman & Chief Executive Officer

Stamford, Connecticut
May 6, 2005

PROXY STATEMENT, DATED MAY 6, 2005

PATRIOT NATIONAL BANCORP, INC.
900 Bedford Street
Stamford, Connecticut 06901
__________

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 15, 2005
__________

INTRODUCTION

This Proxy Statement (this "Proxy Statement") is being furnished in connection with the solicitation by the Board of Directors of Patriot National Bancorp, Inc. ("Bancorp") of proxies from holders of Bancorp's Common Stock, $2.00 par value ("Common Stock"), to be voted at the Annual Meeting of Shareholders to be held on June 15, 2005 and at any adjournments thereof. The time and place of the Annual Meeting, as well as the purposes therefor, are set forth in the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to shareholders is May 6, 2005. In addition to solicitation by mail, directors, officers and certain management employees of us or our subsidiary, Patriot National Bank (the "Bank"), may solicit by telephone or in person the return of signed proxies from shareholders without additional remuneration therefor.

Any proxy given by a shareholder may be revoked at any time before its exercise, and any shareholder who executes and returns a proxy and who attends the Annual Meeting may withdraw the proxy at any time before it is voted and vote his or her shares in person. A proxy may also be revoked by submitting a duly executed proxy bearing a later date or by giving notice to the Secretary of Bancorp in writing (at our address indicated above) or in open meeting prior to the taking of a vote.

Unless so revoked, the proxy will be voted at the Annual Meeting, and unless authorization to vote for the election of directors or for any particular nominee is withheld, the shares represented by such proxy will be voted FOR the nominees set forth in this Proxy Statement with the votes cumulated as determined by the proxy holders. If authorization to vote for any nominee or nominees is withheld in a proxy, the votes of the shares represented thereby will be distributed among the remaining nominees in the manner determined by the persons named in the proxy, unless contrary instructions are given. Proxies containing instructions on Proposal 2 (the ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for 2005) will be voted in accordance with such instructions. If no instructions are contained on Proposal 2, proxies will be voted FOR the proposal. Under our By-Laws for the election of directors, where the holders of the Common Stock have cumulative voting, the nominees receiving the largest number of votes will be elected. Under our By-Laws, approval of Proposal 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.  An abstention or a broker non-vote will be counted for purposes of determining whether a quorum is present but will not be counted as votes cast.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof has been set as April 28, 2005 (the "Record Date"). As of the Record Date, there were 2,489,391 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote multiplied by the number of directors to be elected with respect to the election of directors and to one vote on each other matter submitted to the Annual Meeting.

There is no person who, to the knowledge of our Board of Directors, owns beneficially more than 5% of the outstanding Common Stock other than (1) Angelo De Caro, who is the Chairman and Chief Executive Officer and a director of Bancorp, and the shareholder listed under “Election of Directors--Security Ownership of Certain Beneficial Owners and Management.”; and (2) Barry Lewis, who owns 201,439 shares, or 8.1%. Information as to the number of shares of Common Stock owned by each of our directors and by each nominee for election as a director of Bancorp and each principal shareholder is set forth below under "Election of Directors--Security Ownership of Certain Beneficial Owners and Management"

To our knowledge, no arrangement exists the operation of which might result in a change in control of Bancorp. However, Angelo De Caro has received authority from the Federal Reserve Bank of New York to acquire up to 35% of the Common Stock.

PROPOSAL 1
ELECTION OF DIRECTORS
Directors; Nominees

The number of directors to be elected at the Annual Meeting has been set at nine by action of the Board of Directors in accordance with the Certificate of Incorporation and the By-Laws of Bancorp. The directors are elected annually by the shareholders by ballot. With respect to the election of directors, the holders of Common Stock have cumulative voting. Cumulative voting means that each share of Common Stock is entitled to one vote multiplied by the number of directors to be elected. Such votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. In the event a shareholder submitting a proxy does not specify how the votes attributable to the shares represented thereby are to be distributed, the persons named in the proxy will determine how such votes are to be distributed among the candidates. The nominees receiving the largest number of votes will be elected. Each director holds office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualifies (or until his or her earlier resignation, death or removal). Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. Each of the directors also serves as a director of the Bank. Paul C. Settelmeyer, age 59, a director of us and the Bank since 2001, will not stand for re-election in 2005, as he has accepted a position as President, Chief Operating Officer and Director of Golden First Bank in New York.

The persons named in the form of proxy to represent shareholders at the Annual Meeting are John A. Geoghegan, L. Morris Glucksman and Michael F. Intrieri. It is the intention of the persons named in the proxy to vote FOR the election of the nominees unless authority to vote is withheld with respect to one or more nominees. In the event that any nominee for director should become unavailable for election for any reason, the persons named in the proxy will consult with our management and use their discretion in deciding whether and how to vote the shares represented by such proxies.

The names of the nominees for election as directors are set forth below, together with their principal occupations and employment, ages, directorships in publicly held companies and any company registered as an investment company under the Investment Company Act of 1940, directorships in other companies and lengths of service as directors. Each of the persons named below has a business address c/o Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. There is no arrangement or understanding between any director and any other person or persons pursuant to which such director was or is to be selected as a director or nominee. There is no family relationship between any director and any of our executive officers.

Each of the nominees has held the principal occupation listed for the past five years, except as set forth below.

Name	Age	Position and Offices With Us and Bank and Principal Occupation and Employment

Angelo De Caro	62
Director since our organization in 1999 and Chairman since his election in 2001. He has also served as our Chief Executive Officer since 2001 and was our President and Chief Executive Officer from our organization in 1999 to 2001. He has served as a director of the Bank since 1998, as Chairman of the board of directors of the Bank since September 2000, and as Chief Executive Officer of the Bank from June 1999 until October 2000. Mr. De Caro has been a private investor from 1996 to present. Mr. De Caro was a General Partner and Senior Financial Officer of Goldman, Sachs & Co. from 1979 to 1996. In addition he served on the Executive Committees of Goldman Sachs Swiss Private Bank and Goldman Sachs Trust Services.

John J. Ferguson	65	Director of us and the Bank since 2001. He is a Senior Partner of the law firm of Bleakley Platt & Schmidt LLP, New York, New York.

Brian A. Fitzgerald	56
Director of us and the Bank since March 2005. He has also served as the Finance Director and Property Manager at Villa Maria Education Center in Stamford, Connecticut since 2001. From 1999 to 2001, Mr. Fitzgerald served as the Finance Director and Controller of Chromacol, a developer of consumables and accessories for chromatography. Mr. Fitzgerald was chairman of the audit committee of Summit Bank of Connecticut from 1999 to 2001, chairman of the audit committee of NSS Bancorp from 1997 to 1998, and chairman of the audit committee of NSS Bank from 1995 to 1997.

John A. Geoghegan	63
Director of us and the Bank since 1998. He is a Resident Principal (Partner) of the law firm of Gellert & Klein, P.C., Purchase, New York and its predecessor firm. Previously, Mr. Geoghegan was a director of Barclays Bank, N.A. for over 18 years.

L. Morris Glucksman	57	Director of us and the Bank since 1993. Mr. Glucksman is a practicing attorney in Stamford, Connecticut.
Charles F. Howell	56
Vice Chairman since 2000 and President since 2001. He has also served as a director and President and Chief Executive Officer of the Bank since 2000. From 1998 to 2000, Mr. Howell was a director and President of Summit Bank Connecticut. He also served as Executive Vice President, Chief Operating Officer and a director of each of NSS Bank from 1994 to 1998, and NSS Bancorp from the date of formation in 1997 to 1998.

Michael F. Intrieri	61
Director of us and the Bank since 1993. He is a facilitator in the Stamford, Connecticut Public School System. Mr. Intrieri holds an Ed.D. in education and counseling and is a licensed real estate broker.

Robert F. O'Connell	56
Director and Senior Executive Vice President and Chief Financial Officer since 2001 and Executive Vice President and Chief Financial Officer from 2000 to 2001. He has also served as a director and Senior Executive Vice President and Chief Financial Officer of the Bank since 2001 and as Executive Vice President and Chief Financial Officer of the Bank from 2000 to 2001. From 1994 to 2000, Mr. O’Connell served as Senior Vice President and Chief Financial Officer of New Canaan Bank and Trust Company and Treasurer/Senior Financial Officer of its successor, Summit Bank, New Canaan, Connecticut.

Philip W. Wolford	57
Chief Operating Officer and Secretary since June 2000. He has also served as Chief Operating Officer and Secretary of the Bank since September 2000. Mr. Wolford was our President and Secretary from December 1999 until June 2000. He was President, Chief Executive Officer and Secretary of the Bank from September 1994 until June 1999 and President and Secretary of the Bank from August 1999 until September 2000. Mr. Wolford has served as our director since 1999 and a director of the Bank since 1994.

Executive Officers

The following table provides information concerning the executive officers of us and the Bank other than Messrs. De Caro, Howell, O'Connell and Wolford, information about each of which is listed in the table above.

Name	Age	Position and Offices With Bancorp Presently Held and Principal Occupation and Employment

Michael A. Capodanno	44
Senior Vice President and Controller since April 2004. He has also served as Senior Vice President and Controller of the Bank since April 2004 and as Vice President and Controller of the Bank from 2001 to 2004. Mr. Capodanno was the Chief Financial Officer of The Greenwich Bank & Trust Company from 2000 to 2001.

John Kantzas	69	Executive Vice President and Cashier of the Bank since 1994.
Martin G. Noble	55
Executive Vice President and Senior Loan Officer of the Bank since February 1999. From 1996 to 1999, he served as Vice President and Manager - Risk Management for Cityscape Corporation, a mortgage banking company.

Marcus Zavattaro	40
Executive Vice President of the Bank and the Division Sales Manager of the Bank’s Residential Lending Group since 2004. From 1999 to 2004, Mr. Zavattaro served as Executive Vice President of the Bank and President of the Pinnacle Financial Division of the Bank. From 1994 to 1999, he served as President of Pinnacle Financial Corp., a mortgage broker.

Meetings and Committees of the Board

During 2004, our Board of Directors met 13 times. All directors attended at least 75% of the total number of meetings of our Board of Directors and of those Board committees on which he served which were held during 2004.

The members of the Board of Directors devote time and talent to certain standing and ad hoc committees of Bancorp and the Bank. Among these committees are the Executive Committee, the Nominating Committee, the Asset and Liability Committee, the Audit Committee, the Loan Committee, the Personnel Committee and the Compensation Committee, whose members and principal functions are described below.

The functions of the Executive Committee include exercising, when the Board of Directors is not in session, all powers of the Board of Directors that may lawfully be delegated. The members of the Executive Committee are Messrs. De Caro, Ferguson, Geoghegan, Glucksman and Howell. During 2004, the Executive Committee of Bancorp did not meet.

The principal function of the Nominating and Governance Committee is to consider and recommend to the full Board of Directors nominees for directorship positions at Bancorp and the Bank. The Committee is also responsible for reporting and recommending from time to time to the Board matters relative to corporate governance. The members of the Nominating Committee are Messrs. Ferguson, Glucksman and Intrieri. All members are independent in accordance with NASDAQ requirements. During 2004, the Nominating Committee did not meet.

The functions of the Asset and Liability Committee include ensuring adherence to the investment policies of the Bank, recommending amendments thereto, exercising authority regarding investments and liquidity and exercising, when the Board of Directors is not in session, all other powers of the Board of Directors regarding investment activities that may lawfully be delegated. The members of the Asset and Liability Committee are Messrs. De Caro, Fitzgerald, Geoghegan, Glucksman, Howell, O'Connell, Settelmeyer and Wolford. During 2004, the Asset and Liability Committee of Bancorp met four times.

The functions of the Audit Committee include (i) reviewing and recommending policies regarding internal audit and credit review, (ii) establishing and implementing policies to comply with applicable regulations, (iii) causing suitable audits to be made by auditors engaged by the Audit Committee on behalf of us, (iv) pre-approving all audit services and permitted non-audit services provided by the auditors, and (v) reviewing the independence of the auditors and the "audit committee financial experts" on the Audit Committee. The Audit Committee or its Chairman also discusses with the independent auditor the auditor's review of our unaudited quarterly financial statements. The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Messrs. Settelmeyer, Ferguson, Fitzgerald and Intrieri, each of whom is an independent director as defined by NASDAQ rules. Mr. Settelmeyer and Mr. Fitzgerald have been determined to have the professional experience deemed necessary to qualify as an audit committee financial expert under Securities and Exchange Commission rules. During 2004, the Audit Committee of Bancorp met six times. The Report of the Audit Committee for the year ended December 31, 2004 is set forth under "Election of Directors -Report by the Audit Committee."

The functions of the Loan Committee include examining, reviewing and approving loans, reviewing and approving loan policies and establishing appropriate levels of credit risk and exercising, when the Board of Directors is not in session, all other powers of the Board of Directors regarding extensions of credit that may lawfully be delegated. The members of the Loan Committee are Messrs. De Caro, Fitzgerald, Howell, Intrieri, O'Connell, Settelmeyer and Wolford. During 2004, the Loan Committee of Bancorp met 24 times.

The functions of the Personnel Committee include reviewing and recommending policies with respect to a comprehensive personnel policy, staffing requirements, personnel compensation and benefits issues and performance review of certain identified officer positions. The Personnel Committee also reviews management's implementation of established policies and personnel compliance issues. The members of the Personnel Committee are currently Messrs. De Caro, Geoghegan, Glucksman, Howell, Intrieri, O'Connell and Wolford. During 2004, the Personnel Committee met once.

The functions of the Compensation Committee are to make decisions on executive compensation. The members of the Compensation Committee are Messrs. Ferguson, Geoghegan, Glucksman, Intrieri and Settelmeyer. All members are independent directors in accordance with NASDAQ requirements. During 2004, the Compensation Committee met two times.

Nomination Process

The process of reviewing and making recommendations for nominations and appointments to the Board of Directors is the responsibility of the Nominating and Governance Committee. All members are "independent" directors pursuant to NASDAQ requirements. A copy of the Nominating and Governance Committee Charter is attached to this proxy statement as Exhibit A. Under Bancorp's By-Laws, nominations for directors may be made by any shareholder of any outstanding class of capital stock of Bancorp who delivers notice along with the additional information and materials required by our charter to Bancorp's President not less than 14 days and no more than 50 days before the annual meeting. Shareholders may obtain a copy of our Certificate of Incorporation and By-Laws by writing to our Corporate Secretary, 900 Bedford Street, Stamford, Connecticut 06901.

Our directors have a critical role in guiding our strategic direction and in overseeing management. The Nominating Committee will consider candidates for the Board based upon several criteria, including their broad-based business and professional skills and experiences, concern for the long-term interests of shareholders, and personal integrity and judgment. Candidates should have reputations, both personal and professional, consistent with our image and reputation. The majority of directors on the Board of Directors should be "independent," not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the banking industry. Accordingly, the Board of Directors seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to Bancorp, and may be expected to contribute to an effective Board.

The Nominating Committee utilizes the following process for identifying and evaluating nominees to the Board. In the case of incumbent directors, each year the Board of Directors informally reviews directors' overall service to Bancorp during their term, including the number of meetings attended, level of participation and quality of performance. In the case of new director candidates, the directors on the Board of Directors are polled for suggestions as to potential candidates that may meet the criteria above, discuss candidates suggested by our shareholders, and may also engage, if the Board of Directors deems appropriate, a professional search firm. To date, the Nominating Committee has not engaged professional search firms to identify or evaluate potential nominees but has the right to do so in the future, if necessary. The Nominating Committee then meets to discuss and consider these candidates' qualifications and then chooses a candidate by majority vote. Each of the nominees for director listed above were recommended by the Nominating Committee in 2005. Mr. Fitzgerald was added as a director by the Board of Directors by action in February 2005 effective in March 2005, upon the recommendation of the Nominating Committee.

Director Attendance at Annual Meetings

We have a policy encouraging attendance by members of the Board of Directors at Bancorp's annual meetings of shareholders. All of our directors attended the 2004 Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides certain information about beneficial ownership of our Common Stock as of March 31, 2005. The table shows information for:

•	each person, or group of affiliated persons, who is known to us to beneficially own more than 5% of our Common Stock;
•	each of our directors;
•	each of our executive officers named in the Summary Compensation Table; and
•	all of our directors and executive officers as a group ..

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable. The address of each person is care of us at our principal executive office, except for Mr. Lewis.

The percentage ownership column below is based on a total of 2,489,391 shares of Common Stock outstanding as of March 31, 2005. For purposes of the table below, we treat shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 31, 2005 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person, but we do not treat the shares as outstanding for the purpose of computing the percentage ownership of any other shareholder.

Name	Shares Beneficially Owned		Percentage Ownership

5% Shareholder:

Barry Lewis (1)	201,439		8.1%

Directors and Executive Officers:

Angelo De Caro	682,000	(2)	27.4%
John J. Ferguson	1,000		*
Brian A. Fitzgerald	100		*
John A. Geoghegan	5,917		*
L. Morris Glucksman	58,891	(3)	2.3%
Charles F. Howell	25,000		1.0%
Michael F. Intrieri	40,507	(4)	1.6%
Martin G. Noble	866		*
Robert F. O’Connell	16,036		*
Paul C. Settelmeyer (5)	16,600		*
Philip W. Wolford	19,468	(6)	*
Marcus Zavattaro	76,011		3.1%

All directors and executive officers as a group (14 persons)	945,042	(7)	37.4%
__________
* less than 1%

(1)	Mr. Lewis’ address is 177 South Mountain Road, New City, New York 10956.

(2)	Includes 19,000 shares for which Mr. De Caro has sole voting power but in which he has no direct or indirect pecuniary interest.

(3)
Includes 3,200 shares held by Mr. Glucksman as Trustee for Roslyn Glucksman, Mr. Glucksman’s wife; 1,000 shares owned solely by Roslyn Glucksman; 5,500 shares held by Mr. Glucksman as Trustee for Rayna Glucksman, Mr. Glucksman’s daughter; 5,500 shares held by Mr. Glucksman as Trustee for Janna Glucksman, Mr. Glucksman’s daughter; and 10,800 shares held as Trustee for other than immediate family members. Also includes 17,133 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days after March 31, 2005.

(4)
Includes 1,200 shares held in joint tenancy with Karen Intrieri, Mr. Intrieri’s wife, and 651 shares owned solely by Karen Intrieri; 600 shares held by Michael J. Intrieri, Mr. Intrieri’s son, and 1,500 shares owned jointly by father and son; and 600 shares held by Jason Intrieri, Mr. Intrieri’s son, and 1,500 shares owned jointly by father and son. Also includes 10,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days after March 31, 2005.

(5)
Mr. Settelmeyer is not standing for re-election as a director at our 2005 Annual Meeting of Shareholders, as he has accepted a position as President, Chief Operating Officer and Director of Golden First Bank in New York.

(6)
Includes 84 shares held in joint tenancy with, Regine Vantieghem, Mr. Wolford’s wife; 83 shares held in joint tenancy with Jack A. Wolford, Mr. Wolford’s father; 83 shares held in joint tenancy with Kathryn Rachel Wolford, Mr. Wolford’s mother. Also includes 9,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days after March 31, 2005.

(7)	Includes 36,133 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days after March 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to us, and written representations from reporting persons that no Forms 5 were required, we believe that during 2004, filing requirements under Section 16(a) applicable to our officers and directors of Bancorp were complied with in a timely manner, except that late filings on Form 5 were made in January 2005 for Messrs. Howell, Noble, O'Connell and Wolford regarding the issuance of stock appreciation rights grants.

EXECUTIVE COMPENSATION

Compensation of Directors

Our directors who are also officers do not receive compensation for service as members of the Board of Directors or committees thereof. Non-officer directors of the Bank receive a fee of $500 for each meeting of the Board of Directors attended, and $400 for each meeting of a standing committee of the Board of Directors attended. In addition, non-officer directors who serve as the chair of a Board committee that meets at least four times in a year receive an additional $2,000 per year.

Currently, members of the Bank's Board of Directors, who serve on the board for five years, receive the cash equivalent of 1,500 shares of our Common Stock upon resignation or retirement from the Board. This policy will terminate as of the date of the annual meeting in 2006. Pursuant to a new policy adopted by our Board in February 2005, starting in 2005, outside directors serving on the Board will receive an annual award of our Common Stock at the time of each year's annual meeting valued at $5,000 based on the last reported sales price on the trading day immediately preceding the annual meeting. The award will be prorated for directors who have served less than a full year.

Cash Compensation of Executive Officers

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and our four most highly compensated executive officers during the year ended December 31, 2004.

Summary Compensation Table

				Long-Term Compensation Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	LTIP Payouts ($)	All Other Compensation ($) (1)

Angelo De Caro
Chairman and Chief Executive	2004	127,846	54,323	--	--
Officer	2003	77,885	77,004	--	--
of us and Chairman of the Bank	2002	84,615	57,947	--	--

Charles F. Howell
President and Vice Chairman of us	2004	227,308	54,323	101,770	6,150
and President and Chief Executive	2003	188,134	77,004	54,925	3,030
Officer of the Bank	2002	171,154	57,947	29,544	1,572

Robert F. O'Connell
Senior Executive Vice President and	2004	169,861	54,323	--	6,150
Chief Financial Officer of us and the	2003	155,630	77,004	--	3,048
Bank	2002	144,284	57,947	--	1,573

Marcus Zavattaro
Executive Vice President of the Bank	2004	150,000	41,956	--	6,150
	2003	150,000	303,620	--	2,431
	2002	158,700	183,303	--	1,172

Martin G. Noble
Executive Vice President of the Bank	2004	152,185	44,182	--	6,150
	2003	134,891	62,630	--	1,507
	2002	128,115	47,130	--	376
____________________
(1) The amounts in this column represent our contribution to the executive’s account under our 401(k) plan.

Other Remuneration

No perquisites or personal benefits for executive officers were awarded during 2004 that might be attributable to normal management or executive fringe benefits such as automobiles and country club membership.

Employment and Change of Control Agreements

Bancorp and the Bank entered into a three-year employment agreement with Charles F. Howell, dated October 23, 2003, pursuant to which Mr. Howell serves as President and Chief Executive Officer of the Bank and as President of Bancorp until December 31, 2006. Mr. Howell’s base salary was $225,000 for the first year, $240,000 for the second year and will be $260,000 for the third year. Mr. Howell is entitled to receive annual discretionary cash bonuses in amounts to be determined by the Board of Directors.

If Mr. Howell’s employment is terminated for cause (as defined in the agreement) or because of his death or disability, all unvested restricted stock awards and options will be forfeited. Mr. Howell was issued stock grants under his prior employment contract and may participate in future option grants if made by us. In the event that Mr. Howell’s employment terminates for any other reason, including termination following a change of control (as defined in the agreement), all restricted stock awards and options will vest immediately.

In the event of the early termination of the agreement with Mr. Howell for any reason other than cause, he would be entitled to receive a lump sum payment equal to the greater of the aggregate salary payments that would be made to him for the remaining term of the agreement or 18 months of his stipulated base salary at the time of termination. In connection with a change of control (as defined in the agreement), in addition to immediate vesting of all restricted stock awards and options or cash payments in lieu thereof, Mr. Howell would be entitled to receive a lump sum cash payment equal to two times the greater of (i) Mr. Howell’s then annual base salary; (ii) Mr. Howell’s cash compensation from the Bank for services rendered for the last full calendar year immediately preceding the change of control; or (iii) Mr. Howell’s average annual cash compensation for the two most recent taxable years ending before the date on which the change of control occurs.

Bancorp and the Bank entered into an employment agreement with Robert F. O’Connell, dated November 3, 2003, pursuant to which Mr. O’Connell serves as Chief Financial Officer and Senior Executive Vice President of the Bank until December 31, 2007. Mr. O’Connell’s base salary is currently $175,000, subject to review and increase by the Board of Directors each year. If Mr. O’Connell’s employment terminates without cause (as defined in the agreement), Mr. O’Connell would be entitled to a lump sum payment equal to the aggregate salary payments (based on the rate then in effect) for the balance of the employment period. If Mr. O’Connell’s employment terminates without cause following a change of control (as defined in the agreement), he would be entitled to receive the greater of the amount described in the preceding sentence or the amount payable pursuant to his change of control agreement described below.

The Bank also entered into a change of control agreement with Mr. O’Connell pursuant to which he would be entitled to receive a lump sum cash payment if a change of control (as defined in the agreement) occurs while he is a full-time officer of the Bank or within six months following termination of his employment other than for cause (as defined in the agreement) or by death or disability. The amount of the payment would be equal to the greater of two times (i) the then current year’s base salary or (ii) Mr. O’Connell’s total compensation, including salary and any cash incentive compensation from the Bank for the last full calendar year preceding the change of control.

The Bank entered into an employment agreement, dated January 1, 2005, with Marcus Zavattaro pursuant to which Mr. Zavattaro serves as Executive Vice President of the Bank and Division Sales Manager of the Bank’s Residential Lending Group until December 31, 2005. Mr. Zavattaro is entitled to receive salary and commissions totaling between $150,000 and $400,000 depending upon the amount of the fee income he generates from mortgage transactions. In addition, Mr. Zavattaro is entitled to receive incentive payments if the Residential Lending Group meets certain annual financial targets.

The Bank has also entered into a change of control agreement with Mr. Martin G. Noble pursuant to which he would be entitled to receive a lump sum cash payment equal to his annual base salary if a change of control (as defined in the agreement) occurs while he is a full-time officer of the Bank or within six months following termination of his employment other than for cause (as defined in the agreement) or by death or disability.

Exercise of rights under a change of control agreement by any executive officer will not result in adverse tax consequences to us under Section 280G of the Code.

Options and Stock Appreciation Rights

During 2004, Bancorp did not grant stock options or stock appreciation rights to any of the named executive officers.

During 2001, we adopted the Patriot National Bancorp, Inc. 2001 Stock Appreciation Rights Plan. Under the terms of the plan, Bancorp may grant stock appreciation rights, or SARs, to our officers that entitle them to receive upon exercise, in cash or shares of Common Stock, the appreciation in the value of the Common Stock from the date of grant. Each award vests at the rate of 20% per year from the date of grant. Any unexercised rights will expire ten years from the date of grant. As of March 31, 2005, there were 14,400 SARs issued and outstanding

In connection with our holding company reorganization in 1999, Bancorp adopted the Bank’s stock option plan. Under such plan, an aggregate of 110,000 shares were available for issuance thereunder, all of which have been awarded. There are no shares available for future grant under this plan.

The following table sets forth information as to options exercised by the named executive officers during 2004 and the values of options and stock appreciation rights as of December 31, 2004.

Aggregated Option/SAR Exercises In Last Fiscal Year and
FY-End Option/SAR Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SAR's at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SAR's at FY-End ($) Exercisable/ Unexercisable

Angelo DeCaro	--	--	--	--

Charles F. Howell	--	--	25,000/15,000	248,850/114,550

Robert F. O’Connell	--	--	3,600/2,400	35,496/23,664

Marcus Zavattaro	--	--	--	--

Martin G. Noble	--	--	3,600/2,400	35,496/23,664

Securities Authorized for Issuance under Equity Compensation Plans

The following table presents information as of December 31, 2004 for our equity compensation plans.

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future grant under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans
approved by shareholders	110,000	$10.13	---
Equity compensation plans not
approved by shareholders	---	---	---

Total	110,000(1)	$10.13	---
____________________
(1) Options to purchase 3,000 shares of Common Stock were exercised during the quarter ended March 31, 2005. Options exercisable for the purchase of 107,000 shares of Common Stock remain outstanding.

Transactions with Management and Others

In the ordinary course of business, the Bank has made loans to officers and directors (including loans to members of their immediate families and loans to companies of which a director owns 10% or more). The total amount of loans to officers and directors outstanding as of December 31, 2004 was $198,586. In the opinion of management, all of such loans were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral requirements, as those then prevailing for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

We have entered into two agreements with one of our directors, L. Morris Glucksman, Esq., for approximately 1,100 square feet of space in the building at 900 Bedford Street and 150 square feet of space in our building at 838 High Ridge Road, each at per square foot rental rates not to exceed the rental rates paid by us from time to time. The Bedford Street lease has expired but Mr. Glucksman continues to occupy the space on a month to month basis at the same rent. The High Ridge Road agreement is revocable at any time.

REPORT BY THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter, dated October 14, 2003, a copy of which is attached as Appendix A to Bancorp's 2004 Proxy Statement filed with the Securities and Exchange Commission.

The Board of Directors, in its business judgment, has determined that each of the members of the Audit Committee is independent, as required by the applicable listing standards of The NASDAQ Stock Market, Inc. The Board of Directors has determined that Messrs. Settelmeyer and Fitzgerald each has the professional experience necessary to qualify as an audit committee financial expert within the meaning of the Securities and Exchange Commission rules.

In performing its function, the Audit Committee has:

•	reviewed and discussed our audited financial statements as of and for the year ended December 31, 2004 with management and with McGladrey & Pullen, LLP, our independent auditors for 2004;

•	discussed with our independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect; and

•
received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the independent auditors the independent auditors' independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditor to us is compatible with maintaining the accountants' independence and has discussed with McGladrey & Pullen, LLP their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Paul C. Settelmeyer, Chairman
John J. Ferguson
Brian A. Fitzgerald
Michael F. Intrieri

Dated: March 16, 2005

THE REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE IT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

CODE OF CONDUCT

Our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer are required to comply with the Patriot National Bancorp, Inc. Code of Conduct for Senior Executive Financial Officers adopted by our Board of Directors. The Code of Conduct was adopted to deter wrongdoing and promote honest and ethical conduct; full, fair, accurate and timely disclosure in public documents; compliance with law; prompt internal reporting of Code violations, and accountability for adherence to the Code. The Code of Conduct is filed with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.  Shareholders may also request a copy of the Code, without charge, by contacting Robert F. O'Connell, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901 (203) 324-7500.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

Our Audit Committee has approved the engagement of McGladrey & Pullen, LLP, independent auditors, to audit the books, records and accounts of Bancorp for the year ending December 31, 2005. In accordance with a resolution of the Board of Directors, this selection is being presented to the shareholders for ratification at the Annual Meeting.

McGladrey & Pullen, LLP has served as independent auditor of us and the Bank since 1994 and is considered to be well qualified. We have been advised by McGladrey & Pullen, LLP that it has no direct financial interest or any material indirect financial interest in us other than that arising from the firm's employment as independent auditor.

McGladrey & Pullen, LLP performs both audit and non-audit professional services for us and on our behalf. During 2004, the audit services included an audit of our consolidated financial statements and a review of certain filings with the Securities and Exchange Commission. All professional services rendered by McGladrey & Pullen, LLP during 2004 were furnished at customary rates and terms.

During the period covering the fiscal year ended December 31, 2004, McGladrey & Pullen, LLP and RSM McGladrey, Inc. performed the following professional services:

	2004	2003
Audit Fees consist of fees for professional services rendered for the audit of the consolidated financial statements and review of financial statements included in quarterly reports on Form 10-QSB and services connected with statutory and regulatory filings or engagements.	$118,823	$113,983

Audit-related Fees are fees principally for professional services rendered for the audit of the FHLB Qualified Collateral Report.	$2,750	$2,750

Tax Service Fees consist of fees for tax return preparation, planning and tax advice.	$20,656	$17,237

Other Fees	-	-

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when expedition of services is necessary. The Chair is required to report any decisions to pre-approve such services to the full Audit Committee at its next meeting. The independent public accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee approved all of the fees set forth in the table above.

A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will be provided the opportunity to make a statement and to respond to appropriate questions that may be asked by shareholders.

If the shareholders do not ratify the selection of McGladrey & Pullen, LLP, the selection of independent auditor will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Any shareholder who intends to present a proposal at the 2006 Annual Meeting is advised that, in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be received by us at our principal executive office no later than December 31, 2005 directed to Angelo De Caro, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901.

If any shareholder proposes to make any proposal at the 2006 Annual Meeting which proposal will not be included in Bancorp's proxy statement for such meeting, such proposal must be received by March 16, 2006 to be considered timely for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934 (the "Exchange Act"). The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter.

We have not had a formal process for shareholder communications with the Board of Directors. We have, however, made an effort to ensure that the Board of Directors or individual Directors, if applicable, consider the views of our shareholders. We believe that our responsiveness to shareholder communications to the Board of Directors has been excellent. Shareholders may communicate with the Board of Directors by written communication to Angelo De Caro, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901.

COST OF SOLICITATION

We will bear the cost of preparing, assembling and mailing the notice, proxy statement and proxy for the Annual Meeting. Solicitation of proxies will be primarily through the use of the mails, but our regular employees may solicit proxies by personal contact, by telephone or by telegraph without additional remuneration therefor. Banks, brokerage houses and other institutions, nominees or fiduciaries will be notified and supplied with sufficient copies of proxies, proxy soliciting material and annual reports in order to obtain authorization for the execution of proxies by their beneficial holders. We will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their beneficial holders. All expenses associated with the solicitation of proxies in the form enclosed will be borne by us. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse those parties for their expenses in doing so.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be voted upon at the Annual Meeting. Because we did not receive advance notice of any shareholder proposal in accordance with the time limit specified in Rule 14a-4(c) under the Exchange Act, we will have discretionary authority to vote on any shareholder proposal presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

ANNUAL REPORT ON FORM 10-KSB

UPON WRITTEN REQUEST, WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON ENTITLED TO VOTE AT THE ANNUAL MEETING A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES. WRITTEN REQUESTS MUST BE DIRECTED TO:

Robert F. O'Connell
Patriot National Bancorp, Inc.
900 Bedford Street
Stamford, Connecticut 06901

COPIES OF SAID ANNUAL REPORT ON FORM 10-KSB WILL NOT INCLUDE THE EXHIBITS THERETO, BUT WILL INCLUDE A LIST DESCRIBING THE EXHIBITS NOT INCLUDED, COPIES OF WHICH WILL BE AVAILABLE AT A COST OF ONE DOLLAR PER PAGE.

By Order of the Board of Directors

ANGELO DE CARO
Chairman and Chief Executive Officer
Stamford, Connecticut
May 6, 2005

EXHIBIT A

Patriot National Bancorp, Inc.
Board of Directors
Committee Charter
Nominating and Governance Committee

I. PURPOSE

The Nominating and Governance Committee (the “Committee”) shall (i)evaluate, and nominate director nominees for election by the stockholders and for appointment by the Board to fill vacancies and (ii) provide a leadership role with respect to corporate governance of the Company.

II. COMMITTEE MEMBERSHIP AND ORGANIZATION

The Committee shall be comprised of no fewer than three outside independent members of the Board.

The members of the Committee shall meet the applicable independence requirements of NASDAQ.

The members of the Committee and the Committee Chairman shall be appointed and may be replaced at any time by the Board.

The position of Committee Chairman will rotate on an annual basis.

III. COMMITTEE RESPONSIBILITIES AND AUTHORITY

The responsibilities of the Committee include:

Determine periodically, as appropriate, desired Board qualifications, expertise and characteristics, including such factors as business experience and skills and knowledge with respect to technology finance, marketing, financial reporting and any other areas as may be expected to contribute to an effective Board.

Review from time to time and report to the Board on general corporate governance matters.

Recommend to the Board, as appropriate, policies, procedures and practices regarding corporate governance for the Company as may be consistent with any applicable laws, regulations and listing standards.

Evaluate, and propose nominees for election or appointment to the Board.

In performing its duties, the Committee shall have the authority to retain, compensate and terminate any search firm to identify director candidates.

A-1

Form and delegate authority to subcommittees when appropriate.

Review and re-examine this Charter periodically, as appropriate, and make recommendations to the Board for any proposed changes.

Periodically review and evaluate, as appropriate, the performance of the Committee.

In performing its responsibilities, the Committee shall have the authority to engage and obtain advice, reports or opinions from external counsel and expert advisors.

Consider and /or adopt a policy regarding the consideration of candidates for the Board recommended by stockholders, including, if adopted, procedures to be followed by stockholders in submitting recommendations.

The Committee shall review the disclosure in the Company’s proxy statement for its annual meeting of stockholders relating to committee functions and shall inform management whether there are any changes that are necessary or appropriate with respect to such disclosure in the proxy statement.

Perform such other activities consistent with this Charter, the Company’s Bylaws and governing law as the Nominating Committee or the Board deems necessary or appropriate.

IV. MEETINGS

The Committee shall meet periodically as necessary to act upon any matter within its jurisdiction.

V. MINUTES

The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

VI. REPORTS

The Committee will provide reports to the Board from time to time as appropriate.

A-2

REVOCABLE PROXY
PATRIOT NATIONAL
BANCORP, INC.

[X] PLEASE MARK VOTES
       AS IN THIS EXAMPLE

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 15, 2005

The undersigned hereby appoints John A. Geoghegan, L. Morris Glucksman, Michael F. Intrieri and each of them, as proxies for the undersigned with full powers of substitution to vote all shares of the Common Stock, par value $2.00 (the "Common Stock"), of Patriot National Bancorp, Inc. ("Bancorp") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Bancorp to be held at The Hyatt Regency, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, at 9:00 a.m., on June 15, 2005 or any adjournment thereof as follows:

1. Election of directors. Proposal to elect the persons listed below as directors of Bancorp.

For  Against

[__]   [__]

Angelo De Caro, John J. Ferguson, Brian A. Fitzgerald, John A. Geoghegan, L. Morris Glucksman, Charles F. Howell, Michael F. Intrieri, Robert F. O'Connell and Philip W. Wolford

[__] For All Except:

INSTRUCTION: To Withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name(s) in the space provided below.
___________________________

2. Proposal to ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the year ending December 31, 2005.

For  Against Abstain

[__]   [__]   [__]

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

To help our preparations for the meeting, please check here if you plan to attend. [__]

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Please be sure to sign and date this Proxy in the box below.

_____________________________	Date: __________________
Shareholder sign above

_____________________________	Date: __________________
Co-holder (if any) sign above

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~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

Detach above card, sign, date and mail in postage paid envelope provided

PATRIOT NATIONAL BANCORP, INC.

PLEASE ACT PROMPTLY
MARK, SIGN, DATE & MAIL YOUR PROXY CARD TODAY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. THE VOTES ENTITLED TO BE CAST BY THE SHAREHOLDER WILL BE DIVIDED AMONG THE NOMINEES FOR WHOM THE PROXIES ARE AUTHORIZED TO VOTE IN SUCH MANNER AS MAY BE DETERMINED BY THE PROXIES. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or for a corporation, please give your full title as such. If shares are owned jointly, both owners should sign.

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